EXHIBIT 10.18
                                 LEASE AGREEMENT

               THIS LEASE AGREEMENT is made between Sun Belt Properties, (a California Limited Partnership), herein called "Landlord," and ECLECTIC COMMUNICATIONS, INC., a California corporation, herein called "Tenant."

                                        R E C I T A L S
               1. Landlord presently has an option to purchase, and will own prior to commencement of the Lease term approximately five (5) acres of real property located in the City of Live Oak, California, more particularly described on Exhibit "A" attached hereto and by this reference incorporated herein. Said real property, and all buildings, improvements, and fixtures thereon, are herein called the "Leased property."

               2. Landlord intends to construct a 100 bed detention facility as specified in Exhibit "B" attached hereto and by this reference incorporated herein.

               3. Tenant wishes to lease the Leased property for use as a "return to custody" facility under contract with the California Department of Corrections, and for other uses, upon the terms and conditions contained in this Agreement.

               Upon the terms and conditions contained herein, the parties agree as follows:

               1. AGREEMENT TO LEASE. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased property.

               2. RENT. The rent during the term of this Lease, and any renewal period, shall be Sixteen Thousand, Five Hundred Dollars ($16,500.00) per month, payable in advance on the first business day of each month at such location as Landlord may from time to time designate in writing.
The rent for any partial month shall be prorated.
               Landlord and Tenant hereby acknowledge and agree that the Monthly Rent specified above will be increased as described hereinbelow and that Landlord shall be responsible for calculating such increases pursuant to the formula described hereinbelow and advising Tenant of such increases. The Monthly Rent as set forth hereinabove shall be increased for each year of the Term of this Lease, following the first year ("Subsequent Year") if the Consumer Price Index for All Urban Consumers for the item "Rent, Residential" within the major category "Housing," for the consolidated metropolitan statistical areas of "Los Angeles-Anaheim-Riverside" and "San Francisco-Oakland-San Jose," as published by the United States Department of Labor, Bureau of Labor Statistics (hereinafter referred to as the "Bureau") and as used in the methodology of the California Department of Finance to produce a population-weighted index for the State of California ("Index"), for the "Comparison Month" (described below) increases over the Index for the calendar month ("Base Month") which is four months prior to the month in which the Term of this Lease commences. The Base Month Index shall be compared with the Index for the same calendar month for each Subsequent Year ("Comparison Month"). If the Index for any Comparison Month is higher than the Base Month Index, then the Monthly Rent for the Subsequent Year following the Comparison Month shall be increased with the first month of such Subsequent Year by a percentage, which percentage shall be calculated by dividing the Base Month Index into that number which represents the difference, if any, when subtracting the Base Month Index from the Index for any Comparison Month.

               3. TERM. The initial term of this Lease shall be for ten (10) years. Tenant shall have the option to renew this Lease two times for additional periods of five (5) years each. Thus, the term of this Lease may be for ten (10) years, fifteen (15) years, or twenty (20) years, depending upon whether Tenant exercises its options to renew. Tenant shall exercise each of said options in writing no later than ninety (90) days before the expiration of the preceding term.
               The initial term of this Lease shall commence when Landlord's construction is complete or sufficiently complete that it is acceptable for use/occupancy by the Tenant and the State of California. Landlord shall give Tenant two (2) weeks prior written notice of the date that the leased property will be ready for occupancy.

               4. CONTINGENCIES. This Lease is contingent upon review and approval by representatives of the State of California Department of Corrections which review has been conducted and approved. Lease is also contingent upon Landlord commencing work within three (3) months from signature date and completing work within twelve (12) months.
               This Lease is also contingent upon Landlord obtaining a conditional use permit or other appropriate permit from the appropriate authorities allowing Tenant's use of the leased property as a return to custody facility under contract with the California Department of Corrections. If, for any reason, Landlord does not obtain said permit, or if said permit is cancelled or revoked prior to commencement of the lease term, Tenant may, in its sole discretion, terminate this Lease by giving Landlord written notice thereof.

               In the event of termination as provided in this section, as of the termination date the parties shall be under no further obligation or liability with respect to each other by reason of this Lease, including the obligation to pay rent, except that the parties shall be liable to each other for the breach of any term of this Lease occurring prior to the date of termination.
               Notwithstanding the preceding, if, during the initial ten (10) year lease term, Tenant terminates this Lease because its contract with the California Department of Corrections is cancelled or not renewed or because Tenant is unable to use the leased property as a return to custody facility under contract with the California Department of Corrections because of changes in federal, state, local, or other laws and regulations, Landlord shall nevertheless be entitled to rent for the remainder of the initial ten (10) year lease term.

               5. USE. Tenant may use the leased property for operating a return to custody facility under contract with the California Department of Corrections, and all purposes relating thereto, and for such other uses as may be permitted by law.

               5(a). RIGHTS OF THE STATE OF CALIFORNIA. In the event that the State terminates their contract with Tenant, the following provisions shall apply if Tenant does not exercise its option to continue this Agreement without the State's participation.

               The State shall continue the Lease/use payments either for the remainder of the initial Lease period (up to 120 months from the commencement of the Lease) or until that date when Landlord begins to obtain facility use payments from a replacement Lessee approved by the State. The Lease/use costs will not exceed the Lease amount paid by Tenant in the Lease Agreement. If the State terminates their contract with Tenant for just cause, or otherwise upon written approval of

Tenant, the State shall have the right to Sublease the facility under the same terms and conditions as Tenant.

               If upon contract termination, the State does not implement the options specified above, Landlord and Tenant shall make all reasonable efforts to terminate, assign and finalize settlement of the Lease, or otherwise to reduce the Lease obligations to the State.

               6. REPAIRS. During the term of this Lease and renewals of the term of this Lease, Landlord shall, at Landlord's cost, keep the exterior roofs, sidewalls, structural supports, and foundations of the building on the leased property in good repair and make all necessary repairs to, or replacements.

               Tenant shall, at Tenant's sole cost and expense, keep and maintain in good working order and repair, the plumbing, heating, air conditioning, electrical systems, water systems, sewer systems, and other items on the leased property. Tenant shall, at Tenant's cost, perform ordinary regular maintenance on the leased property and equipment and fixtures on the property, including but not limited to plumbing, heating, air conditioning, electrical systems, water systems and sewer systems.

               7. WARRANTY FOR EQUIPMENT. Landlord shall warrant from one year from the date that Tenant takes possession of the Leased premises the plumbing, heating, air conditioning, electrical systems, water systems, sewer systems, and other items on the leased property.

               Said Landlord's warranty shall be in addition to any manufacturers of retailers warranty for any items of equipment so installed on Leased premises by Landlord for Tenant's use. Any warranty so granted pursuant to this section shall not cover any damage to or repair to any equipment or fixtures on the leased premises that are damaged or otherwise rendered inoperable due to the neglect of Tenants, or its agents, employees or inmates.

               8. UTILITIES. Tenant shall pay all regular charges incurred for the furnishing of gas, electricity, water, telephone service, garbage or refuse service, and other public utilities to the leased property during the term of this Lease or any renewals thereof.


               9. TAXES. All real property taxes and assessments levied or assessed against the leased property by any governmental entity, including any special assessments imposed on or against the leased property for the construction or improvement of public works in, on, or about the leased property, shall be paid, before they become delinquent, by Landlord. All personal property taxes and assessments levied or assessed against Tenant's personal property on the leased property by any governmental entity shall be paid, before they become delinquent, by Tenant.

               10. INSURANCE. During the first year of the lease term, Tenant shall, at Tenant's cost, maintain public liability and property damage insurance regarding the operations of Tenant on the leased property with a single combined liability limit in the minimum amount of $1,000,000.00 and property damage limits of not less than $500,000.00. During subsequent years of the lease term, Tenant will maintain such insurance with limits equal to the lesser of (a) the limits indicated above or (b) the limits obtainable for the same premiums paid by Tenant for such insurance for the first year of the lease term. Tenant shall name Landlord as an additional insured on such insurance.

               During the terms of this Lease, Tenant shall, at Tenant's cost, maintain fire and extended coverage insurance on the leased property, in an amount not less that the insurable replacement cost of the buildings, structures, and contents. Landlord agrees that in the event of loss due to fire or any other peril, Landlord will look solely to Tenant's insurance for recovery and not to Tenant unless said loss is due to the negligence of Tenants or its agents, employees or inmates. Landlord hereby grants to Tenant, on behalf of any insurer providing insurance to Landlord with respect to the leased property, a waiver of any right of subrogation which any such insurer of Landlord may acquire against Tenant by virtue of payment of any loss under such insurance. Landlord is to be named as additional insured on any fire or extended coverage insurance.

               11. DESTRUCTION OF LEASED PROPERTY. Should any improvements, including buildings or other structures, located on the leased property be damaged or destroyed during the term of this Lease or any renewals thereof, Landlord shall, at Landlord's cost, promptly repair or replace the damaged or destroyed improvements. During the construction period, Tenant's rent shall be equitably abated unless such destruction was caused by the negligence of Tenant, its agents, employees or inmates, in such case rent shall not be abated. Notwithstanding the preceding, if, the California Department of Corrections determines that Tenant will not be able to adequately use the leased property for the uses contemplated by this Lease, within one hundred eighty days (180), because of the degree of damage or the delay caused by construction, Tenant may terminate this Lease by giving Landlord written notice thereof, in which event Tenant shall have no further obligation of liability to Landlord by reason of this Lease, except for the breach of any term of this Lease occurring prior to termination.

               However, in the event the damage or the destruction which causes the terminations of this Lease pursuant to this Paragraph is caused or attributable to Tenant through the negligence of Tenant, its agents, employees, or inmates, then Tenant shall be responsible for any and all rent payments remaining for the principal term of this Lease without abatement or adjustment.

               12. SURRENDER OF PROPERTY. Tenant agrees that at the termination or sooner cancellation of this Lease, as provided herein, Tenant shall surrender the premises in good and normal condition, ordinary wear and tear accepted. Tenant covenants and agrees in the event the premises is not surrendered in good and acceptable condition that Tenant shall reimburse to Landlord any and all costs incurred and bring the Lease premises back to good condition.

               13. LANDLORD'S OFFERING FOR SALE/TENANT'S RIGHT OF FIRST REFUSAL. Tenant hereby expressly acknowledges and agrees that Landlord may show the Leased premises to any prospective purchasers of the real estate and/or buildings thereon. Tenant agrees to allow Landlord, its agents, and/or assigns reasonable access to the Lease premises upon 24 hours advance notice for the purpose of showing said premises to potential Buyers.

               During the principal term of this Lease, or any option period hereunder, Tenant, so long as it is not in default of any terms or conditions of this Lease, shall have the right of first refusal to purchase the Leased premises. The right of first refusal shall be to equal, within thirty (30) days, any bonafide offer to purchase the premises received by Landlord on the exact same terms and conditions. Landlord shall notify Tenant, in writing, of any offer to buy and Tenant shall have thirty (30) days from receipt of the notice to exercise its rights hereunder. If after the expiration of thirty (30) days Tenant has not entered into a binding contract with Landlord, and completing purchase within sixty (60) days, Landlord shall be free to sell to the third party purchaser if Landlord so desires.

               14. ALTERATIONS AND/OR IMPROVEMENTS. Tenant agrees not to make any alterations or improvements to the Leased premises without the express written consent of the Landlord first had and received.

               Landlord agrees not to unreasonably withhold consent hereunder, however, any alteration or improvement by Tenant and consented thereto, shall be at the sole cost and responsibility of Tenant.

               Tenant agrees to notify Landlord in writing as to any desired improvements and/or alterations anticipated.

               If Landlord consents to said alteration or improvement and said alteration or improvement becomes permanently affixed to the Leased premises at the termination of this Lease, said alteration or improvement shall become the property of Landlord.

               Tenant hereby agrees that in the event an alteration or improvement is consented to by Landlord, Tenant will notify Landlord in a timely fashion so that Landlord may post, pursuant to law, notices of non-responsibility for said works of improvement.

               Landlord's consent to any alteration or improvement shall not be deemed to be a continuing consent for any future alteration or improvement anticipated by Tenant.

               15. MEMORANDUM OF LEASE. Landlord and Tenant shall execute a Memorandum of Lease to record in the official records of the county where the leased property is located.

               16. ATTORNEYS' FEES. Should any litigation be commenced between the parties for the enforcement of any rights hereunder, the successful party in such litigation shall be entitled to receive from the unsuccessful party all costs incurred in connection therewith, including a reasonable amount for attorneys' fees.

               17. COMPLETE AGREEMENT. This Agreement sets forth the entire Agreement of the parties and any and all prior or contemporaneous Agreements or representations, whether oral or written, are superseded hereby.

               18. WAIVER AND MODIFICATION OF TERMS. The waiver by either party of the performance of any covenant, condition, obligation, or any aspect thereof shall not invalidate this Agreement nor be deemed a waiver of any other covenant, condition, obligation, or aspect thereof. No modification of this Agreement shall be valid unless in writing and signed by the parties.

               19. SEVERABILITY OF PROVISIONS. If any portion of this Agreement is held or becomes invalid, the same shall not affect the validity of the remainder hereof, which shall continue in full force and effect.

               20. FURTHER ASSURANCES. The parties each agree to make, execute and deliver such documents and undertake such other and further acts as may be reasonably necessary or convenient to carry out the intent thereof.

               21. TIME AND BENEFIT. Time is of the essence of this Agreement, and each and every provision hereof. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, trustees, personal representatives, administrators, successors and assigns of the parties.

               22. TITLES. The titles of the articles, sections, and/or subsections of this Agreement are for the convenience of the reader only and shall not be used to construe the intent of the parties.

               23. GOVERNING LAW. The laws of the State of California shall govern as to the construction, interpretation, and enforcement of this Agreement.

               24. GENDER. As used in this Agreement, the masculine, feminine, or neuter gender, and the singular or plural number shall each include the others whenever the context so requires.

               25. NOTICES. Any notices required or convenient to be given hereunder shall be in writing, and unless, in fact, timely received, shall be considered effectively given only upon mailing the same by United States prepaid first-class certified or registered mail, return receipt requested, to the recipient at the address shown herein below.

               26. WARRANTY OF AUTHORITY. If Landlord is a partnership, the parties signing this Agreement on behalf of Landlord warrant that they have authority to sign this Agreement on behalf of the partnership, and indemnify Tenant against all liability, claims, demands, damages, or costs, relating to their authority to sign this Agreement on behalf of the partnership. Upon execution of this Lease, Landlord shall deliver to Tenant a certified copy of a recorded statement of partnership showing that the partners signing this Lease on behalf of Landlord have the authority to do so. The partners signing this Lease on behalf of Landlord represent and warrant that they have full authority to do so and that this Lease binds the partnership and that the statement of partnership presented to Tenant is the most recent statement of partnership and is still effective.

               27. EXHIBITS. At the time Tenant is signing this Lease, Exhibits "A," "B," and "C" are not attached to this Lease Agreement. Landlord has prepared said exhibits and presented them to Tenant for approval. Tenant has approved said exhibits, in their latest form and the parties shall sign the exhibits and attach them to this Lease Agreement. Upon such execution and attachment of the exhibits, and upon execution of the Lease Agreement by Landlord, the Lease Agreement shall become complete.

               IN WITNESS WHEREOF, the parties have executed this Lease Agreement in duplicate on the date shown opposite their names.


                                    LANDLORD:

May 23, 1988                        By /s/ JOHN OCHIPINTI
                                       -------------------
                                           John Ochipinti
                                           2319 Lincoln Road
                                           Yuba City, CA 95991

May 23, 1988                        By /s/ BILL WARFIELD
                                       ------------------
                                           Bill Warfield
                                           1157 Hillcrest Avenue
                                           Yuba City, CA 95991

                                     TENANT:

                                     ECLECTIC COMMUNICATIONS, INC.
                                     1823 Knoll Drive
                                     Ventura, Ca 93003

May 23, 1988                         By /s/ ARTHUR MCDONALD
                                        --------------------
                                            Arthur McDonald,
                                            President

                                    AMENDMENT
                                       TO
                                 LEASE AGREEMENT

December 15, 1991


        THIS AMENDMENT TO LEASE AGREEMENT is made between LIVE OAK
PROPERTIES, a California limited partnership, formerly SUN BELT PROPERTIES, a California limited partnership ("landlord") and ECLECTIC COMMUNICATIONS, INC., a California corporation ("tenant").

RECITALS.

        28. Landlord and tenant have entered into a Lease Agreement dated May 23, 1988 (the "lease") for approximately five acres commonly known as 2800 Apricot Street, Live Oak, California (the "leased property").

        29. Tenant operates a return to custody facility on the leased property under contract with the California Department of Corrections.

        30. Landlord has purchased approximately five additional acres adjoining the leased property described on Exhibit A attached hereto and by this reference incorporated herein (the "adjoining property").

        31. Landlord intends to construct improvements on the leased property and adjoining property as specified on Exhibit A hereto (the "additional facilities").

        32. Upon completion, landlord and tenant intend that tenant lease the additional facilities and adjoining property from landlord to expand its return to custody operations by housing and supervising additional clients on the property.

AGREEMENT.

        1. AMENDMENT OF LEASE. Landlord and tenant hereby amend the lease as provided in this amendment. Except to the extent inconsistent with this amendment, the lease shall continue in effect.

        2. CONSTRUCTION OF ADDITIONAL FACILITIES. Landlord shall construct the additional facilities in strict conformity with the plans and specifications described on Exhibit A hereto and all applicable laws, statutes, ordinances, rules and regulations, and landlord shall furnish all labor, materials, permits, fees, sales taxes and other costs required for the additional facilities.

        Landlord warrants that all materials and equipment used on the additional facilities will be new unless otherwise specified, and that all work will be of good quality, free from faults and defects and in conformance with the plans and specifications. Landlord warrants the materials and workmanship on the additional facilities for a period of one year from completion.

        Landlord will have in effect a course of construction and liability insurance policy with respect to the construction. The liability insurance will name tenant as an additional insured, and will be in the minimum amount of one million. Tenant shall have no risk of loss with respect to the construction. After construction of the additional facilities is completed, risk of loss relating to the additional facilities and adjoining property shall be determined according to the lease.

        3. COMPLETION OF CONSTRUCTION. Construction of the additional facilities shall be deemed completed when the appropriate use and occupancy permits have been obtained and when the additional facilities are acceptable for use and occupancy by tenant and the State of California. Landlord shall give tenant two weeks prior written notice of the date that the additional facilities will be ready for use and occupancy.

        Upon completion, landlord leases to tenant, and tenant leases from landlord, the additional facilities and the adjoining property (including any unimproved portions of the adjoining property) pursuant to this amendment and the lease. Upon completion, the additional facilities and adjoining property shall become part of the "leased property" for purposes of the lease. Upon completion of the additional facilities, the "leased property" will comprise of approximately ten acres, including all improvements thereon.

        4. RENT. After construction of the additional facilities is completed, the then current rent for the leased property shall be increased by $19,492.00 per month. This additional portion of the rent shall be adjusted according to the cost of living formula contained in the lease, once each year, with the first adjustment of the additional rent occurring one year after the date the additional facilities are completed. The current rent provided in the lease shall continue to be adjusted as of the date specified in the lease.

        5. TERM. The term of the lease shall be extended as follows. The initial term shall be for ten years, commencing when construction of the additional facilities is completed. Tenant shall have the option to renew the lease two times for additional periods of five years each, by giving landlord written notice of its exercise of the option no later than ninety days before the expiration of the preceding term.

        6. CONTINGENCIES. Landlord agrees to complete construction of the additional facilities no later than February 15, 1992; provided, however, that this deadline shall be extended for a reasonable period of time (not to exceed three month) if necessary to account for unavoidable delays beyond landlord's control, including delays caused by tenant, government authorities, the elements, casualties, litigation, or labor or material shortages. Landlord will also obtain and keep in force the appropriate permits from the appropriate authorities allowing tenant's use of the additional facilities as a return to custody facility under contract with the California Department of Corrections.

        7. RIGHTS OF THE STATE OF CALIFORNIA. The second paragraph of section 5(a) of the lease is revoked, and replaced with the following provision:

        The State shall continue the monthly lease/use payments either: (1) for the remainder of the lease period up to 120 months from commencement date of the lease/use agreement for the additional facilities, or (2) until that date when facility owner begins to obtain facility lease/use payments from a replacement lessee approved by the State. The lease/use costs will not exceed the lease amount paid by tenant in the lease agreement. If the State terminates their contract with tenant for just cause, or otherwise upon written approval of tenant, the State shall have the right to sublease the facility under the same terms and conditions as tenant.

        The balance of section 5(a) of the lease shall remain in effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment to Lease Agreement in duplicate on the date shown opposite their names.


  DECEMBER 15, 1991               LIVE OAK PROPERTIES, a California
  -----------------
                                  limited partner ("landlord")


                                  By   /s/ JOHN OCHIPINTI
                                           John Ochipinti, general partner


                                  By   /s/ BILL WARFIELD
                                           Bill Warfield, general partner


  JANUARY 2, 1992                 ECLECTIC COMMUNICATION, INC.,
  ---------------
                                  a California corporation ("tenant")


                                  By   /s/ ARTHUR MCDONALD
                                           Arthur McDonald, President